Calculation of Filing Fee Tables
S-8
Sidus Space Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.0001 par value	Other	4,000,000	$ 1.81	$ 7,240,000.00	0.0001381	$ 999.84
Total Offering Amounts:						$ 7,240,000.00		$ 999.84
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 999.84
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover an indeterminate number of additional shares of Common Stock of the Registrant which become issuable under the Registrant's 2021 Omnibus Equity Incentive Plan (as amended, the "2021 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of outstanding shares of Common Stock. (2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), by averaging the high and low sales prices of Amesite Inc.'s (the "Registrant's") Class A common stock, par value $0.0001 per share ("Common Stock"), as reported on The Nasdaq Capital Market on July 20, 2026, which date is within five business days prior to the filing of this Registration Statement. (3) Represents 4,000,000 additional shares of Common Stock available for issuance under the 2021 Plan. On June 18, 2026, at the Registrant's 2026 annual meeting of shareholders, the shareholders of the Registrant approved an increase in the number of shares reserved under the 2021 Plan to 4,800,000 shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources